UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report July 13, 2005

RESOURCES CONNECTION, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-32113	33-0832424
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

695 Town Center Drive, Suite 600, Costa Mesa, California	92626
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (714) 430-6400

Not applicable

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(c) On July 13, 2005, Resources Connection, Inc. (“Resources”) announced its hiring of Anthony Cherbak in the newly-created position of Executive Vice President of Operations. Mr. Cherbak, age 50, joined Resources’ operating entity, Resources Global Professionals, effective July 11, 2005, and will serve as the company’s principal operating officer reporting to the company’s Chief Executive Officer.

Prior to joining Resources, Mr. Cherbak was a senior audit partner with the firm of Deloitte & Touche LLP (“Deloitte”) for more than 15 years. Mr. Cherbak retired from Deloitte in 2005. In 1996, Mr. Cherbak served as the Chief Financial Officer of Mossimo, a publicly traded apparel company, before rejoining Deloitte in mid-1997. Resources issued a press release on July 13, 2005, announcing Mr. Cherbak’s hire. A copy of the press release is attached as Exhibit 99.1 hereto and incorporated herein by this reference.

The Company hired Mr. Cherbak pursuant to a written offer letter. A copy of the offer letter is attached as Exhibit 99.2 hereto and incorporated herein by this reference. The offer letter provides, among other things, that Mr. Cherbak will receive a base salary of $277,000 per year. In connection with his engagement, Mr. Cherbak was awarded 25,000 shares of restricted stock and 25,000 stock options pursuant to the company’s 2004 Performance Incentive Plan. The restricted stock and stock options are scheduled to vest in annual installments over five years and four years, respectively. A copy of the sample Restricted Stock Award Agreement to evidence the restricted stock award contemplated by the offer letter is attached as Exhibit 99.3 hereto and incorporated herein by this reference.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits.

99.1	Text of press release, dated July 13, 2005.

99.2	Text of offer letter, dated April 14, 2005 between Anthony Cherbak and Resources Global Professionals.

99.3	Sample Restricted Stock Award Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESOURCES CONNECTION, INC.

Date: July 13, 2005

	By:	/s/ Kate W. Duchene
Kate W. Duchene
Chief Legal Officer & Asst. Secretary